EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the filing with the Securities and Exchange Commission of the Annual Report of Infinity Property and Casualty Corporation (the “Company”) on Form 10-K for the period ended December 31, 2012 (the “Report”), each of the undersigned officers of the Company, certifies, pursuant to 18 U.S.C. Section 1350, that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 26, 2013	BY:	/s/ JAMES R. GOBER
James R. Gober
Chief Executive Officer

February 26, 2013	BY:	/s/ ROGER SMITH
Roger Smith
Chief Financial Officer